SUMMARY OF MCDONNELL DOUGLAS CORPORATION'S
                     THIRD QUARTER FINANCIAL RESULTS

        McDonnell Douglas continued its record performance in 1996, reporting strong earnings for the third quarter and first nine months of 1996. Earnings for the third quarter of 1996 were led by the military aircraft segment, where operating margins exceeded 13 percent. Net earnings in the third quarter of 1996 were $195 million, or 90 cents per share, which included a charge of $9 million, or 4 cents per share, for settlement of T-45 claims. That compares with earnings of $192 million, or 85 cents per share in the 1995 third quarter, which included earnings of $25 million, or 11 cents per share, as a result of resolution of tax issues.

         Net earnings for the first nine months of 1996 were $581 million compared with $520 million in the first nine months of 1995. Earnings for the first nine months of 1996 of $2.66 per share were 17 percent higher than the $2.28 per share reported in the 1995 same period.

     Operating earnings for the third quarter of 1996 were $339 million, and $1.014 billion for the first nine months of 1996.That compares with $295 million and $888 million for the same periods in 1995. The operating earnings improvement -- 15 percent in the quarter and 14 percent for the nine month period -- was led by the military aircraft segment and, to a lesser extent, improvement in the commercial aircraft segment.

         Cash flow from aerospace operations was $366 million for the third quarter of 1996, prior to reductions of $164 million used by McDonnell Douglas for repurchase of its common stock. Cash flow included $209 million received from settlement of long-standing T-45 claims with the U.S. Government. Cash flow from aerospace operations was $362 million for the first nine months of 1996, prior to reductions of $541 million for common stock repurchases. From November 1994 through Sept. 30, 1996, McDonnell Douglas has acquired 25.6 million shares, or about 71 percent, of the 36 million shares of its common stock authorized for repurchase by the board of directors as part of a stock repurchase plan initiated in the fourth quarter of 1994.

     Total revenues for the third quarter of both 1996 and 1995 were $3.3 billion. Total revenues for the first nine months of 1996 were $9.7 billion, down from $10.6 billion in the first nine months of 1995. Lower revenue in the commercial aircraft segment was only partially offset by increased nine month revenues in the missiles, space and electronic systems segment. Operating earnings in the military aircraft segment in the 1996 third quarter were $253 million, compared with $237 million in the third quarter of 1995.
The C-17 and Longbow Apache programs led the improvement in 1996. Third quarter 1996 results included an award fee on the C-17 program, partially offset by a $14 million pre-tax charge associated with the settlement of the T-45 claims. Third quarter 1995 results included award fees on both the C-17 and F/A-18E/F programs.

         Operating earnings in the military aircraft segment for the first nine months of 1996 were $746 million compared with $652 million in the 1995 same period, a 14 percent improvement over 1995. Improved earnings in the C-17, F/A-18 and helicopter programs accounted for most of the 1996
improvement.  The  1996  nine   month   results   included  a  charge  for  the
aforementioned T-45 claims settlement, and the 1995 same period included an $18 million write-off on a modified KDC-10 Dutch tanker contract involving a new product design.

         Revenues for the military aircraft segment were $1.9 billion for the third quarter and $5.9 billion for the first nine months of 1996. That compares with $2.1 billion and $6.0 billion for the same periods in 1995.

     Operating earnings in the missiles, space and electronic systems segment in the 1996 third quarter and first nine months were $43 million and $154 million, respectively, compared to $52 million and $168 million in the 1995 same periods. Expenditures on the Delta III, a launch vehicle currently under development, were partially offset by improved earnings in the Delta II program during each of the first three quarters of 1996. Revenues for the missiles, space and electronic systems segment were $533 million for the third quarter and $1.7 billion for the first nine months of 1996. That compares with $488 million and $1.4 billion for the same periods in 1995. Higher revenue in the Delta II and Space Station programs, partially offset by lower revenue in the missiles programs, contributed to the increase in the 1996 periods.

         Operating earnings in the commercial aircraft segment were $23 million in the 1996 third quarter, compared with a loss of $7 million in the 1995 third quarter. Earnings from the sale of spare parts and related services continued their contribution to earnings in the 1996 third quarter and were partially offset by losses incurred on the MD-95 program which is presently in the development phase. Loss provisions on several MD-90 twin jets caused the loss in the 1995 third quarter.

         Operating earnings in the commercial aircraft segment for the first nine months of 1996 were $60 million, compared with $26 million in the 1995 same period. Earnings in the 1996 second quarter included recoveries from an insurance carrier of charges previously expensed related to a 1987 airline accident, and in the first quarter included recoveries associated with environmental insurance coverage.

    Development costs associated with the MD-95, which were higher in the 1996 first nine months compared with the 1995 same period, have more than offset these insurance recoveries.

         Revenues for the commercial aircraft segment were $773 million for the third quarter of 1996, compared with $663 million in the third quarter of 1995. Revenues for the first nine months of 1996 were $1.9 billion, down from $3.0 billion in the first nine months of 1995. McDonnell Douglas delivered four MD-80 and four MD-90 twin jets and three MD-11 trijets in 1996's third quarter. The 1995 third quarter had the same number of twin jet deliveries, and one less MD-11 delivery. For the first nine months of 1996, twin jet deliveries totaled 19 (11 MD-80s and eight MD-90s), a decrease of six twin jets from the same period in 1995. Trijet deliveries totaled 10 for the first nine months of 1996, compared to 13 in the 1995 same period. In addition, three twin jet and two trijet 1996 deliveries were accounted for as operating leases with minimal revenue recorded on such transactions at the time of delivery.

         McDonnell Douglas received orders for seven MD-80 twin jets and one MD-11 trijet in the third quarter of 1996. Recently announced orders for five MD-11s and 10 MD-80s will be included in backlog when contracts are completed. On Sept. 30, 1996, McDonnell Douglas had firm orders for 20 MD-80 twin jets, 121 MD-90 twin jets, 50 MD-95 twin jets and 17 MD-11 trijets.

     Operating earnings in the financial services and other segment were $20 million for the third quarter and $54 million in the 1996 first nine months, compared with $13 million and $42 million in the 1995 same periods. Revenues in this segment were up $18 million during the quarter to $99 million and were $273 million for the first nine months of 1996, $31 million higher than in the first nine months of 1995.

         Pension income totaled $33 million in the third quarter and $98 million in the 1996 first nine months, compared with $38 million and $131 million in the same periods of 1995. Increases announced in the second quarter of 1995 in pension benefits and a change in the actuarial interest assumption for the discount rate contributed to the 1996 reduction.

         McDonnell Douglas had firm backlog of $22.271 billion on Sept. 30, 1996, compared with $19.640 billion on Dec. 31, 1995. Total backlog was $45.962 billion on Sept. 30, 1996, compared with $28.353 billion on Dec. 31, 1995. The increase in firm backlog related to the Longbow Apache program and to finalizing terms for the next eight C-17 aircraft. The 62 percent increase in total backlog related largely to multi-year contracts on the C-17 and Longbow Apache programs, and to a lesser extent increases in the Space Station and F/A-18 programs.

     Total employment at McDonnell Douglas was 64,644 on Sept. 30, 1996, up slightly from 63,612 on Dec. 31, 1995.

MCDONNELL DOUGLAS CORPORATION CONSOLIDATED STATEMENT OF EARNINGS (Amounts in millions, except per share data)

                                            Three Months Ended
                                               September 30
                                              1996        1995
                                            --------    --------
                                                 Unaudited

Revenues                                    $ 3,308     $ 3,346

Costs and expenses:
  Cost of products, services and
    rentals                                   2,666       2,784
  General and administrative expenses           183         160
  Research and development                       94          75
  Interest expense:
    Aerospace segments                           31          14
    Financial services and other
      segment                                    32          26
                                            --------    --------
Total costs and expenses                      3,006       3,059
                                            --------    --------
Earnings Before Income Taxes                    302         287

Income taxes                                    107          95
                                            --------    --------
Net Earnings                                $   195     $   192
                                            ========    ========
Earnings Per Share                          $   .90     $   .85
                                            ========    ========
Dividends Declared Per Share                $   .12     $   .10
                                            ========    ========
Weighted-average Shares Outstanding           214.6       225.1
                                            ========    ========

                                             Nine Months Ended
                                               September 30
                                              1996        1995
                                            --------    --------
                                                 Unaudited

Revenues                                    $ 9,743     $10,601

Costs and expenses:
  Cost of products, services and
    rentals                                   7,843       8,914
  General and administrative expenses           529         499
  Research and development                      273         215
  Interest expense:
    Aerospace segments                           93          86
    Financial services and other
      segment                                    94          81
                                            --------    --------
Total costs and expenses                      8,832       9,795
                                            --------    --------
Earnings Before Income Taxes                    911         806

Income taxes                                    330         286
                                            --------    --------
Net Earnings                                $   581     $   520
                                            ========    ========
Earnings Per Share                          $  2.66     $  2.28
                                            ========    ========
Dividends Declared Per Share                $   .36     $   .30
                                            ========    ========
Weighted-average Shares Outstanding           218.2       228.1
                                            ========    ========

MCDONNELL DOUGLAS CORPORATION
BUSINESS SEGMENT DATA
(Millions of dollars)
                                            Three Months Ended
                                               September 30
                                              1996        1995
                                            --------    --------
                                                 Unaudited

Revenues
  Military aircraft                         $ 1,902     $ 2,102
  Commercial aircraft                           773         663
  Missiles, space and electronic
    systems                                     533         488
  Financial services and other                   99          81
                                            --------    --------
    Operating revenues                        3,307       3,334

  Non-operating income                            1          12
                                            --------    --------
Total Revenues                              $ 3,308     $ 3,346
                                            ========    ========
Earnings (Losses)
  Military aircraft                         $   253     $   237
  Commercial aircraft                            23          (7)
  Missiles, space and electronic
    systems                                      43          52
  Financial services and other                   20          13
                                            --------    --------
    Operating earnings                          339         295

  Corporate and other                            (6)          6
  Interest expense                              (31)        (14)
  Income taxes                                 (107)        (95)
                                            --------    --------
Net Earnings                                $   195     $   192
                                            ========    ========

                                             Nine Months Ended
                                               September 30
                                              1996        1995
                                            --------    --------
                                                 Unaudited

Revenues
  Military aircraft                         $ 5,864     $ 6,000
  Commercial aircraft                         1,923       2,965
  Missiles, space and electronic
    systems                                   1,670       1,366
  Financial services and other                  273         242
                                            --------    --------
    Operating revenues                        9,730      10,573

  Non-operating income                           13          28
                                            --------    --------
Total Revenues                              $ 9,743     $10,601
                                            ========    ========
Earnings
  Military aircraft                         $   746     $   652
  Commercial aircraft                            60          26
  Missiles, space and electronic
    systems                                     154         168
  Financial services and other                   54          42
                                            --------    --------
    Operating earnings                        1,014         888

  Corporate and other                           (10)          4
  Interest expense                              (93)        (86)
  Income taxes                                 (330)       (286)
                                            --------    --------
Net Earnings                                $   581     $   520
                                            ========    ========

Operating earnings of the financial services and other segment have been reduced by interest expense, an operating expense of that segment.

MCDONNELL DOUGLAS CORPORATION
BALANCE SHEET
(Millions of dollars)
                                  McDonnell Douglas Corporation
                                  and Consolidated Subsidiaries
                                  -----------------------------
                                        September 30  December 31
                                              1996        1995
                                            --------    --------
                                           Unaudited
ASSETS

Cash and cash equivalents                   $   567     $   797
Accounts receivable                             879         821
Finance receivables and property
  on lease                                    2,819       2,347
Contracts in process and inventories          3,652       3,421
Property, plant and equipment                 1,446       1,471
Other assets                                  1,585       1,609
                                            --------    --------
      TOTAL ASSETS                          $10,948     $10,466
                                            ========    ========

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
  Accounts payable and accrued expenses     $ 2,408     $ 2,284
  Accrued retiree benefits                    1,131       1,205
  Income taxes                                   76           3
  Advances and billings in excess
    of related costs                          1,252       1,147
  Notes payable and long-term debt:
    Aerospace segments                        1,196       1,251
    Financial services and other segment      1,794       1,469
                                            --------    --------
                                              7,857       7,359

Minority Interest                                67          66

Shareholders' Equity                          3,024       3,041
                                            --------    --------
      TOTAL LIABILITIES AND
       SHAREHOLDERS' EQUITY                 $10,948     $10,466

                                      ========    ========

                                                 MDC Aerospace
                                               ----------------
                                       September 30   December 31
                                              1996        1995
                                            --------    --------
                                           Unaudited
ASSETS

Cash and cash equivalents                   $   550     $   784
Accounts receivable                             963         934
Finance receivables and property
  on lease                                      235         165
Contracts in process and inventories          3,652       3,421
Prepaid income taxes                            274         315
Property, plant and equipment                 1,384       1,358
Investment in Financial Services                368         331
Other assets                                  1,513       1,527
                                            --------    --------
    TOTAL ASSETS                            $ 8,939     $ 8,835
                                            ========    ========



LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
  Accounts payable and accrued expenses     $ 2,331     $ 2,183
  Accrued retiree benefits                    1,131       1,205
  Advances and billings in excess
    of related costs                          1,211       1,111
  Notes payable and long-term debt:
    Aerospace segments                        1,175       1,229
                                            --------    --------
                                              5,848       5,728

Minority Interest                                67          66

Shareholders' Equity                          3,024       3,041
                                            --------    --------
      TOTAL LIABILITIES AND
       SHAREHOLDERS' EQUITY                 $ 8,939     $ 8,835
                                            ========    ========

                                             Financial Services
                                           ---------------------
                                       September 30   December 31
                                              1996        1995
                                            --------    --------
                                           Unaudited

ASSETS

Cash and cash equivalents                    $    17    $    13
Accounts receivable                                3          2
Finance receivables and property
  on lease                                     2,584      2,182
Property, plant and equipment                     62        113
Other assets                                      72         82
                                             --------   --------
    TOTAL ASSETS                             $ 2,738    $ 2,392
                                             ========   ========

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
  Accounts payable and accrued expenses      $   164    $   216
  Income taxes                                   350        318
  Advances and billings in excess
    of related costs                              41         36
  Notes payable and long-term debt:
    Aerospace segments                            21         22
    Financial services and other segment       1,794      1,469
                                             --------   --------
                                               2,370      2,061

Shareholders' Equity                             368        331
                                             --------   --------


      TOTAL LIABILITIES AND
       SHAREHOLDERS' EQUITY                  $ 2,738    $ 2,392
                                             ========   ========

As used on this page, "MDC Aerospace" represents the consolidation of McDonnell Douglas Corporation and its subsidiaries other than McDonnell Douglas Financial Services Corporation (MDFS) and McDonnell Douglas Realty Company (MDRC), which are presented on a one-line basis as Investment in Financial Services. "Financial Services" means MDFS and all of its affiliates and associated companies and MDRC. Transactions between MDC Aerospace and Financial Services have been eliminated from the "McDonnell Douglas Corporation and Consolidated Subsidiaries" columns.

MCDONNELL DOUGLAS CORPORATION
CAPITAL STRUCTURE
(Amounts in millions, except for ratios and deliveries)

                                      September 30, 1996
                             ------------------------------------
                                           Unaudited

                                           Financial
                                           Services
                             Aerospace     and Other
                             Segments       Segment        Total
                             ---------     ---------     --------
Debt                          $1,196        $1,794        $2,990
                             =======       =======       =======
Equity                        $2,656        $  368        $3,024
                             =======       =======       =======
Debt-to-equity ratio             .45          4.88
                             =======       =======
Common Shares outstanding                                  212.9
                                                         =======

                                       December 31, 1995
                             ------------------------------------
                                           Financial
                                           Services
                             Aerospace     and Other
                             Segments       Segment        Total
                             ---------     ---------     --------
Debt                          $1,251        $1,469        $2,720
                             =======       =======       =======
Equity                        $2,710        $  331        $3,041
                             =======       =======       =======
Debt-to-equity ratio             .46          4.44
                             =======       =======
Common Shares outstanding                                  223.6
                                                         =======


COMMERCIAL AIRCRAFT DELIVERIES

                      Three Months Ended       Nine Months Ended
                         September 30             September 30
                        1996       1995          1996       1995
                       ------     ------        ------     ------
  MD-80                   4          4            11         15
  MD-90                   4          4             8         10
  MD-11                   3          2            10         13

MCDONNELL DOUGLAS CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS
(Millions of dollars)

                                             Nine Months Ended
                                                September 30
                                               1996       1995
                                             --------    --------
                                                  Unaudited
OPERATING ACTIVITIES
  Net earnings                               $   581    $   520
  Adjustments to reconcile net earnings
    to net cash provided by operating
    activities:
      Depreciation and amortization              198        197
      Pension income                             (98)      (131)
      Changes in other operating assets and
        liabilities                               54        189
                                             --------   --------
    NET CASH PROVIDED BY OPERATING
      ACTIVITIES                                 735        775

INVESTING ACTIVITIES
  Property, plant and equipment acquired        (141)       (99)
  Finance receivables and property on
    lease                                       (506)       (25)
  Proceeds from sale of assets                     -         25
  Other                                           27        (33)
                                             --------   --------
    NET CASH USED BY INVESTING
      ACTIVITIES                                (620)      (132)

FINANCING ACTIVITIES
  Net change in borrowings (maturities
    90 days or less)                              64        (95)
  Debt having maturities more than
    90 days:
      New borrowings                             366        411
      Repayments                                (160)      (327)
  Proceeds of stock options exercised              1          1
  Common shares purchased                       (541)      (325)
  Dividends paid                                 (75)       (69)
                                             --------   --------
    NET CASH USED BY FINANCING ACTIVITIES       (345)      (404)
                                             --------   --------


    INCREASE (DECREASE) IN CASH AND CASH
      EQUIVALENTS                               (230)       239

Cash and cash equivalents at beginning
  of year                                        797        421
                                             --------   --------

Cash and cash equivalents at end of
  period                                     $   567    $   660
                                             ========   ========